Exhibit 99.1

AMRI Acquires Whitehouse Laboratories

•	Strategically extends AMRI’s analytical offerings in rapidly expanding area of outsourcing services

•	Expected to be accretive in 2016 to non-GAAP diluted EPS

•	Conference call today at 9:00 am ET to discuss transaction

Albany, NY (December 15, 2015) – AMRI (NASDAQ: AMRI) today announced that it has acquired all the outstanding equity interests of Whitehouse Laboratories, a leading provider of testing services that includes chemical and material analysis, method development and validation and quality control verification services to the pharmaceutical, medical device and personal care industries. Total consideration is $54 million in cash, and an additional $2 million in shares of AMRI common stock contingent upon Whitehouse Labs achieving certain 2015 targets.

“We are very pleased to acquire Whitehouse Labs, extending AMRI’s analytical services expertise and offerings, a critical function for all aspects of pharmaceutical development and manufacturing,” said William S. Marth, AMRI’s president and chief executive officer. “With the proliferation of ever-tightening standards in the life sciences sector and mounting concern regarding quality and safety of pharmaceutical products and medical devices, Whitehouse Labs meets the increasingly complex needs of customers we service and will augment our discovery, development and manufacturing services nicely.”

“For Whitehouse Labs, joining with AMRI validates our company’s reputation and success and will extend our ability to address customers’ analytical and testing needs, which is a rapidly expanding area of outsourcing within the life sciences industry,” said Brian Mulhall, Co-Founder of Whitehouse Labs. “Favorable dynamics are increasing the trend among biopharmaceutical manufacturers to outsource testing services and our capabilities in analytical testing and diverse client base are highly complementary to AMRI. We are very pleased to be joining the AMRI team and look forward to working together to achieve our common goals.”

Whitehouse Labs Background
Whitehouse Labs, based in Lebanon, New Jersey, operates a highly regarded analytical and testing business with 2015 estimated revenue of approximately $11 million and 2015 estimated adjusted EBITDA of approximately $6 million, implying a purchase price multiple of approximately 9 times 2015 adjusted EBITDA. Whitehouse Labs will continue to operate independently within AMRI’s DDS segment. Adjusted EBITDA excludes any deal related costs or purchase accounting impacts.

Whitehouse Labs offers a comprehensive array of testing solutions for life sciences from materials and excipients, container qualification and container closure integrity testing, routine analytical chemistry, drug delivery systems and device qualification programs, packaging, distribution, and stability and storage programs.

Increased government regulation and complexity of testing, combined with mounting demand for independent verification and pressure to reduce fixed laboratory costs are all factors that are increasing the trend for outsourced analytical services. Specifically, new industry protocols for container closure integrity testing (CCIT), conducted in lieu of sterility testing as a component of the stability protocol for sterile products, have been proposed by the U.S. Food and Drug Administration. As a recognized leader in container closure integrity and qualification testing, Whitehouse Labs is well positioned to support this expanding demand. Whitehouse Labs offers state-of-the-art solutions, including in-depth method development and validation, and is believed to be the only outsourced provider housing all of the major modern leak detection technologies in one facility. Whitehouse Labs scientists are recognized thought leaders in container closure integrity testing and are currently working with the FDA on improving the knowledge and effectiveness of CCIT guidelines.

Transaction Details and Financing
The transaction was signed and closed simultaneously. AMRI financed the transaction with cash on hand and borrowings under its $30 million revolving credit facility. The transaction is expected to be accretive in 2016 to AMRI’s non-GAAP diluted earnings per share. AMRI intends to provide its 2016 financial guidance in mid-February 2016.

Any shares of AMRI common stock (the “Shares”) issued in connection with the transaction will be offered and sold in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation would be unlawful.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as adjusted EBITDA, which is adjusted to exclude, among other things, the impact of interest income and expense, depreciation and amortization expense, income tax expense or benefit, and deal related costs and purchase accounting impacts. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. However, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the company’s performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. It is not feasible to provide reconciliation to the most comparable projected U.S. GAAP measure because the excluded items are difficult to predict and estimate and are primarily dependent on future events.

Conference Call and Webcast
AMRI will hold a conference call at 9:00 a.m. ET on December 15, 2015 to discuss the transaction. The conference call can be accessed by dialing (866) 208-5728 (domestic calls) or (224) 633-1279 (international calls) at 8:50 a.m. ET and entering passcode 3958177. A live webcast with slides will also be available and can be accessed on the company’s website at www.amriglobal.com. Replays of the webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at http://ir.amriglobal.com.

About AMRI
Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Discovery and Development Services (DDS), Active Pharmaceutical Ingredients (API) and Drug Product Manufacturing. Our DDS segment provides comprehensive services from hit identification to IND, including expertise with diverse chemistry, library design and synthesis, in vitro biology and pharmacology, drug metabolism and pharmacokinetics, as well as natural products. API Manufacturing supports the chemical development and cGMP manufacture of complex API, including potent, controlled substances, biologics, peptides, steroids and cytotoxic compounds. Drug Product Manufacturing supports drug product development through commercial scale production of complex liquid-filled and lyophilized parenteral formulations. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward Looking StatementsThis press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the acquisition of Whitehouse Labs, the projected revenue and non-GAAP EBITDA of Whitehouse Labs, the potential synergies associated with the transaction, the potential impact on AMRI’s operations and financial results, and statements made by the company’s chief executive officer and by Whitehouse Labs’s founder and chief executive officer. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, the ability of the company to effectively integrate the Whitehouse Labs business; possible negative impacts to the revenue expected to be received by the Whitehouse Labs businesses; trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and chemical research and development, including softness in these markets; the termination of the royalties received by the Company under the Allegra® license agreement, based on the expiration in 2015 of the patents underlying the license; the success of the sales of other products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business needs; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions, and make such acquisitions accretive to the company’s business model, the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on March 16, 2015, and the company’s other SEC filings.

Contacts:
Investors: Patty Eisenhaur, 518-512-2936
Media: Gina Rothe, 518-512-2512